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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               AVATEX CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                                25-1425889
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

5910 North Central Expressway,
Suite 1780
Dallas, Texas                                                75206
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(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-84849

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

       Securities to be registered pursuant to Section 12(g) of the Act:

                               Title of Each Class
                               to be so Registered
                               -------------------

                      Class A Common Stock, par value $0.01

                                    Warrants


810448 v.1
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           Reference is made to the information contained under the captions "Description of New Avatex Common Stock" and "Description of Warrants" of the preliminary Proxy Statement/Prospectus, dated October 12, 1999, contained in the Registration Statement on Form S-4 (File No. 333-84849) filed by Avatex Corporation (the "Company") under the Securities Act of 1933, for a description of the Company's Class A Common Stock and warrants to purchase Class A Common Stock being registered hereby. Such information is incorporated by reference.

ITEM 2.    EXHIBITS

           1. Form of Warrant Agreement relating to up to 2,750,000 warrants to purchase the Company's common stock (incorporated herein by reference to Exhibit 4-B to the Company's Registration Statement on Form S-4, No. 333-84849).

           2. Form of the Company's Restated Certificate of Incorporation to be effective upon the effectiveness of the merger of Xetava Corporation with and into the Company (incorporated herein by reference to Exhibit 3-G to the Company's Registration Statement on Form S-4, No. 333-84849).

           3. Pages I-89, I-90, I-113 and I-114 of the Company's preliminary Proxy Statement/Prospectus, dated October 12, 1999 (incorporated herein by reference to the Company's Registration Statement on Form S-4, No. 333-84849).


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


                                    SIGNATURE



           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 14, 1999

                                    AVATEX CORPORATION



                                    By:    /s/ Melvyn J. Estrin
                                       ----------------------------------------
                                       Name:   Melvyn J. Estrin
                                       Title:  Co-Chairman of the Board and
                                               Co-Chief Executive Officer






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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
------                            ----------------------

1. Form of Warrant Agreement relating to up to 2,750,000 warrants to purchase the Company's common stock (incorporated herein by reference to Exhibit 4-B to the Company's Registration Statement on Form S-4, No. 333-84849).

2. Form of the Company's Restated Certificate of Incorporation to be effective upon the effectiveness of the merger of Xetava Corporation with and into the Company (incorporated herein by reference to Exhibit 3-G to the Company's Registration Statement on Form S-4, No. 333-84849).

3. Pages I-89, I-90, I-113 and I-114 of the Company's preliminary Proxy Statement/Prospectus, dated October 12, 1999 (incorporated herein by reference to the Company's Registration Statement on Form S-4, No. 333-84849).







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